Exhibit 99.1

Linda A. Pleiman Director - Investor Relations and Corporate Communications Thomas J. Depenbrock Vice President - Finance, Treasurer & CFO

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the Company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward- looking statements. Disclaimer

Profile Company Description Products - Seamless and welded tubular products - Oil country tubular goods (API approved) tubing casing - Line pipe - Alloy and carbon grades

Company Description Profile Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Full backward integration for seamless products - Steel-making permitted capacity - 600,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Record financial performance Substantial operating leverage Company Description

2005 First Quarter Product Mix* Sales: $139 million Company Description OCTG Line Pipe Other 94 2 4 OCTG 94% Other 4% Line Pipe 2% Seamless Welded East 56 44 Welded 44% Seamless 56% OCTG * Based on sales dollars By Grade All Products

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings Alloy Carbon SEAMLESS WELDED API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

OCTG Market Share* Significant share of domestic shipments Source: Preston Pipe & Tube and Company estimates, * first quarter 2005 (excludes imports) Company Description NS Group All other Small O.D. Seamless 70 30 70% Seamless: Small O.D. NS Group All other East 19 81 19% Welded: Casing

Selected End-Users Anadarko Chesapeake Encana EOG ExxonMobil Newfield Company Description

Statement of Operations Data Three months Year (dollars in millions, ended ended except per share amounts) 3/31/05 12/31/04 Net sales $139.0 $467.3 Operating income $ 22.6 $ 79.0 Operating margin 19.0% 16.9% Net income $ 19.3 $ 74.6 Net income per diluted share $0.86 $3.45 Company Description

Balance Sheet Data Company Description March 31, (dollars in millions) 2005 Cash and equivalents $ 43.9 Working capital $160.3 Total assets $285.6 Shareholders' equity $197.2 Shares outstanding (in millions) 22.2 Net debt free No borrowings against $50 million credit facility $87 million of NOL's at 12/31/04

Industry Outlook Industry Environment Demand Supply Price Steel Coil Demand steady (-) - GDP growth (-) - Softer auto sector (+) Supply discipline (-) Global capacity expansion (+) Prices steady at medium level OCTG Strong rig count level (+) Slowly increasing rig count (+) + 12% in 2005 Import share (-) - FX, raw materials, freight Domestic mill output steady (+) Low inventories/rig (+) Prices steady at high level Natural Gas Strong in 2005 - GDP growth (+) - Summer (+) - Costly alternatives (+) Balanced to tight - Storage (-) - U.S. production (+) - Cdn production (+) - Expensive alternatives (+) Very attractive for E&P (+)

Industry Environment (Demand) Source: Baker Hughes, NYMEX and Company estimates 1997 1998 1999 2000 2001 2002 2003 2004 2005 YTD 2005 Est. Oil 379 269 128 197 217 137 157 165 156 150 Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 6.14 6.58 Gas 564 571 496 720 939 691 872 1025 1181 1180 Avg. Natural Gas $/mcf Avg. Rigs Average U.S. Rotary Rig Count

Average International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 2004 2005 YTD 2005 Est. International 809 754 588 652 745 732 771 836 889 895

Average OCTG Imports Source: Preston Pipe & Tube Report Industry Environment (Supply) 1998 1999 2000 2001 2002 2003 2004 Thru 4/05 All other 0.1 0.09 0.14 0.18 0.13 0.18 0.19 0.25 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.11 0.1 Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.24 $1.29

U.S. OCTG Inventory 1998 1999 2000 2001 2002 2003 2004 4/5/2005 Inventory 1200 969 1506 1643 1327 1412 1667 1807 Per Rig 1934 1257 1352 1852 1540 1254 1341 1364 Source: Preston Pipe & Tube Report Industry Environment (Supply) Inventory (end of period) (tons 000's) Tons per rig

Tubular Margin Management E&P steel customers have "thickest" margins today NSS is OCTG pure play Backward integration is a competitive advantage EAF melt shop supplies 100% of our seamless steel needs Scrap based Industry Environment Steel coil suppliers Consolidation of suppliers Supply discipline Global capacity additions Strong E&P, lower steel costs = wider margins

2005 First Quarter Raw Material Cost Seamless scrap raw material costs represent 24% of COGS Welded steel coils represent 80% of COGS Industry Environment

Average Steel Scrap Prices Source: American Metal Market Industry Environment ($/GT) 2003 2005 2004 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2E Scrap 114 112 121 143 221 182 209 237 201 174 Delta ~ $74/ton

Average Steel Coil Prices Source: American Metal Market Industry Environment ($/Ton) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2E Coil 302 280 287 307 450 590 727 673 633 553 2003 2005 2004 Delta ~ $253/ton

NS Group Average Net Revenue/Ton Industry Environment Difference between Seamless and Welded 1Q-03 2Q-03 3Q-03 4Q-03 1Q-04 2Q-04 3Q-04 4Q-04 1Q-05 Welded 431 449 467 482 568 862 920 1009 1075 Seamless 342 335 370 378 322 180 290 373 392

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Record financial performance Strong balance sheet Substantial upside potential Positive drilling outlook

Thank You!